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                                                                   EXHIBIT 10.3A

                    FIRST AMENDMENT TO CONSULTING AGREEMENT


     This Amendment (the "Amendment") is entered into and made effective as of August 25, 1998, and amends that certain Consulting Agreement (the "Agreement") dated as of July 11, 1997 between Interactive Objects, Inc., a Washington corporation (the "Company"), and Northwest Capital Partners, L.L.C. (the "Consultant").

     The parties hereby agree as follows:

     1. The last sentence of Section 4.1 of the Agreement is amended to read as follows:

     "Effective upon the closing of the Third Stage of Financing, the fee shall be increased to $5,000 per month for an additional 36 months, for duties to be mutually agreed upon by the parties."

     2. The first sentence of Section 8.1 of the Agreement is amended by replacing the phrase "For a period of three years from the date of closing of a Financing arranged by Consultant pursuant to this Agreement" with the phrase "For a period of three years from December 31, 1997."

     3. The first sentences of each of the three paragraphs in Section 8.2 of the Agreement are amended by replacing the phrase "For a period of three years from the date that the Company's shares of common stock commence trading on the NASD OTC Bulletin Board" with the phrase "For a period of three years from September 10, 1997."

     4. Except as amended above, the Agreement shall continue in full force and effect as though set forth in this Amendment.

     DATED as of the date first above written.

                              INTERACTIVE OBJECTS, INC.


                              By:    /s/ Ryan Smith
                                   ----------------
                                   Ryan Smith, Chief Executive Officer


                              NORTHWEST CAPITAL PARTNERS, L.L.C.


                              By:    /s/ Brent Nelson
                                   ------------------
                                   Brent Nelson, President